Exhibit 10.4

PERSONAL AND CONFIDENTIAL

August 17, 2005

Stephen W. Johnson

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA 15219-1886

Dear Steve:

As you know, a new gas company, CNX Gas Corporation (“CNX Gas”), has been formed. We are offering you the newly created position of General Counsel with CNX Gas. The terms and conditions of the offer are as follows:

Position	General Counsel

Salary Grade	104

Base Salary	$180,000

Annual Short Term Target Incentive Compensation Opportunity (“Bonus”)	The current target is 45% of Base Annual Salary or $81,000 based upon your initial salary (pro-rated for partial year performance in 2005). The formula to determine the award is based on CNX Gas performance (financial and operating), and your individual performance.

Long Term Target Incentive Compensation (LTIC)	Participation in CNX Gas LTIC with an immediate one time grant in the amount of 222,222 options. Ongoing annual grants based on a value equal to $190,000 in the form of 75% CNX Gas Stock Options (Options) and 25% Restricted Stock Units (RSU’s), subject to standards Option and RSU Agreements. The grant of options is also subject to compliance by CNX Gas with any applicable securities law.

Change in Control	You will be offered a Change of Control agreement, the form of which will be provided to you immediately after you begin employment.

You will be eligible for welfare, disability and retirement benefit programs made available to you through CNX Gas. You will be entitled to 4 weeks of vacation. As you are aware, the terms and conditions of these benefit programs and of your employment are subject to change at any time based on action by the sponsoring company with regard to the benefit programs and by CNX Gas with regard to the other terms and conditions of our employment.

This offer is contingent upon your passing a pre-employment physical.

Please signify your acceptance of this offer by signing below and returning this document to me.

I look forward to your participation in the initial and ongoing success of this exciting new venture.

Sincerely,

/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis
President and CEO
CNX Gas Corporation

Agreed to as of this 22nd day of August, 2005.

/s/ Stephen W. Johnson
Stephen W. Johnson